                                                                      EXHIBIT 11

                            DOLE FOOD COMPANY, INC.
                   Computations of Earnings per Common Share
                                  (Unaudited)
                      (in 000s, except per share amounts)




                                                          Quarter Ended
                                                  -----------------------------
                                                    October 8,      October 9,
                                                        1994           1993
                                                  --------------  -------------
PRIMARY
 Net income applicable to common shares........        $ 1,285        $ 5,103
                                                       =======        =======

 Average number of common shares outstanding
   during the period...........................         59,477         59,451
   Add:
    Shares issuable upon exercise of stock
      options at average prices during the
      period...................................            215            277
                                                       -------        -------
    Total primary shares.......................         59,692         59,728
                                                       =======        =======

Primary earnings per common share                      $   .02        $   .09
                                                       =======        =======



FULLY DILUTED
 Net income applicable to common shares
  and dilutive securities......................        $ 1,285        $ 5,103
                                                       =======        =======

 Average number of common shares outstanding
   during the period...........................         59,477         59,451
   Add:
    Shares issuable upon exercise of stock
      options at higher of average prices
      or end of period prices..................            215            277
                                                       -------        -------
     Total fully diluted shares................         59,692         59,728
                                                       =======        =======

Fully diluted earnings per common share........        $   .02        $   .09
                                                       =======        =======

                                                                     EXHIBIT 11
                                                                     (Continued)

                            DOLE FOOD COMPANY, INC.
                   Computations of Earnings per Common Share
                                  (Unaudited)
                      (in 000s, except per share amounts)



                                                     Three Quarters Ended
                                                  ----------------------------
                                                    October 8,    October 9,
                                                      1994           1993
                                                  -------------  -------------

PRIMARY
   Net income applicable to common shares......       $66,687         $98,017
                                                      =======         =======

 Average number of common shares outstanding
    during the period..........................        59,470          59,436
    Add:
      Shares issuable upon exercise of stock
       options at average prices during the
       period..................................           226             289
                                                      -------         -------
     Total primary shares......................        59,696          59,725
                                                      =======         =======

Primary earnings per common share                     $  1.12         $  1.64
                                                      =======         =======


FULLY DILUTED
   Net income applicable to common shares
    and dilutive securities....................       $66,687         $98,017
                                                      =======         =======

 Average number of common shares outstanding
    during the period..........................        59,470          59,436
    Add:
     Shares issuable upon exercise of stock
       options at higher of average prices
       or end of period prices.................           226             289
                                                      -------         -------
      Total fully diluted shares...............        59,696          59,725
                                                      =======         =======

Fully diluted earnings per common share........       $  1.12         $  1.64
                                                      =======         =======

                                 -14-